 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-240276
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 11, 2020)
Up to $10,300,000 Common Shares

On August 31, 2020, we entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley Securities, Inc. (“B. Riley FBR” or the “Agent”), relating to our common shares, without par value, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell common shares having a maximum aggregate sales price of up to $10,300,000 from time to time through or to the Agent, as sales agent or principal.
Our common shares are listed on the NYSE American (“NYSE American”) under the symbol “THM” and on the Toronto Stock Exchange (“TSX”) under the symbol “ITH.” On August 31, 2020, the closing price of our common shares on the NYSE American was $1.44 and on the TSX was CDN$1.88.
Sales of common shares, if any, may be made by any method permitted by law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Agent will use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agent will be entitled to compensation at a commission rate of 3% of the gross sales price of all shares sold under the Sales Agreement. In connection with the sale of common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

Investing in our common shares involves significant risks. Before buying common shares, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S- 7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The common shares offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these common shares in any province or territory of Canada. No common shares will be sold on the TSX or on other trading markets in Canada as at the market distributions.

B. Riley FBR
The date of this prospectus supplement is September 1, 2020.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue. We have not, and the Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we prepare or authorize, and neither we nor the Agent take any responsibility for any other information that others may give you.
This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue is accurate on any date subsequent to the date set forth on the front of the document or that any information contained in a document incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue is delivered or securities are sold on a later date. Our business, financial condition, prospectus and results of operations may have changed since those respective dates.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that is filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent that any information in a filing that we make with the SEC adds to, updates or changes information contained in an earlier filing we made with the SEC, the information in such later filing shall be deemed to modify and supersede such information in the earlier filing.
All references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “ITH,” “the Company” or similar references refer to International Tower Hill Mines Ltd. and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES
International Tower Hill Mines Ltd. is a mineral exploration company engaged in the acquisition and exploration of mineral properties. As used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves.

“Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.
Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations if such disclosure includes the grade or quality and the quantity for each category of mineral resource and mineral reserve; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.
The term “mineralized material” as used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards. We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.
CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES
The Company currently holds or has the right to acquire interests in an advanced stage exploration project in Alaska referred to as the Livengood Gold Project (the “Livengood Gold Project” or the “Project”). Mineral resources that are not mineral reserves have no demonstrated economic viability. The preliminary assessments on the Project are preliminary in nature and include “inferred mineral resources” that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies. There is no certainty that such inferred mineral resources at the Project will ever be realized. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.
FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intends,” “plans,” “possible” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements, however the absence of such words does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) our future cash requirements, our ability to meet our financial obligations as they come due and our ability to be able to raise the necessary funds to continue operations on acceptable terms, if at all; (ii) the potential to improve the block model or production schedule at the Project; (iii) the potential for opportunities to improve recovery or further reduce costs at the Project; (iv) our ability to potentially include the results of the optimization process in a new or updated feasibility study or any future financial analysis of the Project and the estimated cost of such optimization process; (v) our ability to carry forward and incorporate into future engineering studies of the Project updated mine design, production schedule and recovery concepts identified during the optimization process; (vi) the potential for us to carry out an engineering phase that will evaluate and optimize the Project configuration and capital and operating expenses, including determining the optimum scale for the Project; (vii) our strategies and objectives, both generally and specifically in respect of the Project; (viii) our belief that there are no known environmental issues that are anticipated to materially impact our ability to conduct mining operations at the Project; (ix) the potential for the expansion of the estimated resources at the Project; (x) the potential for a production decision concerning, and any production at, the Project; (xi) the sequence of decisions regarding the timing and costs of development programs with respect to, and the issuance of the necessary permits and authorizations required for, the Project; (xii) our estimates of the quality and quantity of the resources at the Project; (xiii) the timing and cost of any future exploration programs at the Project, and the timing of the receipt of results therefrom; (xiv) the expected reduction in overhead expenses; and (xv) future general business and economic conditions, including changes in the price of gold and the overall sentiment of the markets for public equity.
Such forward-looking statements reflect our current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:
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the demand for, and level and volatility of the price of, gold;

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conditions in the financial markets generally, the overall sentiment of the markets for public equity, interest rates and currency rates;

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general business and economic conditions;

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government regulation and proposed legislation (and changes thereto or interpretations thereof);

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defects in title to claims, or the ability to obtain surface rights, either of which could affect our property rights and claims;

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our ability to secure the necessary services and supplies on favorable terms in connection with its programs at the Project and other activities;

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our ability to attract and retain key staff, particularly in connection with the permitting and development of any mine at the Project;

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the accuracy of our resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based;

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the timing of the ability to commence and complete planned work programs at the Project;

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the timing of the receipt of and the terms of the consents, permits and authorizations necessary to carry out exploration and development programs at the Project and the our ability to comply with such terms on a safe and cost-effective basis;

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the ongoing relations between us and our lessors of our property interests and applicable regulatory agencies;

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the metallurgy and recovery characteristics of samples from certain of our mineral properties and whether such characteristics are reflective of the deposit as a whole; and

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the continued development of and potential construction of any mine at the Project property not requiring consents, approvals, authorizations or permits that are materially different from those we identified.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation those on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Our forward-looking statements contained are based on the beliefs, expectations and opinions of management as of the date on which they are made. We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.
CURRENCY AND EXCHANGE RATES
Unless otherwise indicated, all references to “$” or “dollars” in this prospectus supplement and the accompanying prospectus refer to United States dollars. References to “Cdn$” in this prospectus supplement and the accompanying prospectus refer to Canadian dollars.
The rate of exchange on August 31, 2020, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7668 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.3042.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before investing. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectuses in its entirety before you decide whether or invest. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our Company
International Tower Hill Mines Ltd. is a mineral exploration company engaged in the acquisition and exploration of mineral properties. The Company currently holds or has the right to acquire interests in an advanced stage exploration project in Alaska referred to as the “Livengood Gold Project”. The Company is in the process of optimizing the Livengood Gold Project. ITH has not yet begun preparation for the extraction of mineralization from the deposit or reached commercial production. Since 2006, the Company has focused primarily on the acquisition and exploration of mineral properties in Alaska and Nevada by acquiring through staking, purchase, lease or option (primarily from AngloGold Ashanti (U.S.A.) Exploration Inc. in a transaction which closed on August 4, 2006) interests in a number of mineral properties in Alaska (Livengood Gold Project, Terra, LMS, BMP, Chisna, Coffee Dome, West Tanana, Gilles, West Pogo, Caribou, Blackshell and South Estelle) and Nevada (North Bullfrog and Painted Hills) that it believed had the potential to host large precious or base metal deposits. Since early 2008, the Company’s primary focus has been the exploration and advancement of the Livengood Gold Project and the majority of its resources have been directed to that end. In August 2010, ITH undertook a corporate spin-out arrangement transaction whereby all of its mineral property interests other than the Project were transferred to Corvus and Corvus was spun out as an independent and separate public company. Since the completion of that transaction, the sole mineral property held by the Company has been the Livengood Gold Project and the Company has focused exclusively on the ongoing exploration and potential development of the Livengood Gold Project.
Corporate Information
ITH was incorporated under the Company Act (British Columbia) under the name “Ashnola Mining Company Ltd.” on May 26, 1978. ITH’s name was changed to “Tower Hill Mines Ltd.” on June 1, 1988, and subsequently changed to “International Tower Hill Mines Ltd.” on March 15, 1991. ITH has been transitioned under, and is now governed by, the Business Corporations Act (British Columbia). The head office and principal executive address of ITH is located at 1177 West Hastings Street, Suite 2300, Vancouver, British Columbia, Canada V6E 2K3, and its registered and records office is located at 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, Canada V6E 0C5 and our telephone number is (604) 683-6332.
The address of the Company’s website is www.ithmines.com. Information contained on the Company’s website is not part of this prospectus supplement nor is it incorporated by reference herein.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common shares offered hereby, see the section titled “Description of Common Shares” in the accompanying prospectus.
Issuer
International Tower Hill Mines Ltd.
Securities Being Offered
Common shares, without par value, having a maximum aggregate sales price of up to $10,300,000.
Manner of Offering
“At the market offering” of common shares through or to B. Riley FBR, our Agent. See “Plan of Distribution” on page S- 17 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S- 9 of this prospectus supplement.
Trading Symbol
Our common shares are listed on the NYSE American under the symbol “THM” and on the TSX under the symbol “ITH.”
Risk factors
Investing in our common shares involves significant risks. Please read the information contained in and incorporated by reference under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and page 1 of the accompanying prospectus.
Tax Considerations
Purchasing our common shares may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in the accompanying prospectus and consult with their tax adviser. See “Certain Canadian Federal Income Tax Considerations” on page S-10 and “Certain U.S. Federal Income Tax Considerations” on page S- 12.
Dividend Policy
We have not paid dividends on our common shares and do not intend to pay cash dividends in the foreseeable future.

RISK FACTORS
Prior to making an investment decision investors should consider the investment risks set out below including those set out in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings with the SEC and incorporated herein by reference, which are in addition to the usual risks associated with an investment in a business at an early stage of development. If any of these risks materialize into actual events or circumstances or other possible additional risks and uncertainties of which the board of directors of the Company are currently unaware or which they consider not to be material in relation to the Company’s business, actually occur, the Company’s assets, liabilities, financial condition, results of operations (including future results of operations), business and business prospects are likely to be materially and adversely affected. You should also refer to the other information set forth or incorporated by reference in this prospectus supplement and accompanying prospectus, including our consolidated financial statements and related notes.
Risks Related to Our Common Shares and This Offering
The trading price of our common shares may experience substantial volatility.
The common shares may experience substantial volatility that is unrelated to the Company’s financial condition or operations. The trading price of the common shares may also be significantly affected by short-term changes in the price of gold. The market price of the Company’s securities is affected by many other variables which may be unrelated to its success and are, therefore, not within the Company’s control. These include other developments that affect the market for all resource sector-related securities, the breadth of the public market for the common shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of the common shares is expected to make the price of the common shares volatile in the future, which may result in losses to investors.
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.
The Company currently intends to allocate the net proceeds it will receive from the offering as described under the heading “Use of Proceeds” below. However, management will have discretion in the actual application of the net proceeds, and the Company may elect to allocate proceeds differently from that described in “Use of Proceeds” if the Company believes it would be in its best interests to do so. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have an adverse effect on our business and cause the price of our common shares to decline.
Sales of a significant number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.
Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement or otherwise could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common shares.
The market price of our common shares may fluctuate significantly.
The market price of our common shares has fluctuated and could fluctuate substantially in the future. This volatility may subject our stock price to material fluctuations due to the factors discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, and other factors including market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common shares by existing shareholders.

You may experience immediate dilution in the book value per share of the common shares you purchase.
Because the price per share of our common shares being offered may be substantially higher than the book value per share of our common shares, you may experience substantial dilution in the net tangible book value of the common shares you purchase in this offering. Assuming that an aggregate of 7.2 million common shares are sold at a price of $1.44 per share pursuant to this prospectus supplement, which was the last reported sale price of our common shares on the NYSE American on August 31, 2020, and based on the net tangible book value of the common shares of $0.32 per share as of June 30, 2020, if you purchase common shares in this offering, you will experience dilution of $1.08 per share in the net tangible book value of the common shares.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
Our common shares offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We believe that we likely were a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes during the fiscal year ended December 31, 2019, and we expect that we will be a PFIC in the current year and that we may be a PFIC in future years.
The determination of whether or not the Company is a PFIC is a factual determination dependent on a number of factors that cannot be made until the close of the applicable tax year. Accordingly, no assurances can be given regarding the Company’s PFIC status for the current year or any future year. If the Company is a PFIC at any time during a U.S. Holder’s holding period, then certain different and potentially significant adverse tax consequences could apply to such U.S. Holder’s acquisition, ownership and disposition of common shares. See “Certain U.S. Federal Income Tax Considerations for U.S. Holders—Passive Foreign Investment Company Rules.”

DILUTION
Purchasers of common shares offered by this prospectus supplement and the accompanying base prospectus may experience immediate dilution in the net tangible book value of their common shares from the price paid in the offering. The net tangible book value of our common shares as of June 30, 2020 was approximately $60,840,000 or $0.32 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of June 30, 2020.
Dilution per share represents the difference between the public offering price per common share and the adjusted net tangible book value per common share after giving effect to this offering. After reflecting the sale in this offering of 7,152,778 common shares at an assumed public offering price of $1.44 per share, less commissions and estimated offering expenses, the adjusted net tangible book value of our common shares as of June 30, 2020 would have been approximately $70,820,000, or approximately $0.36 per share. The change represents an immediate increase in net tangible book value per common share of $0.04 per share to existing stockholders and an immediate dilution of $1.08 per share to new investors purchasing the common shares in this offering. The following table illustrates this per share dilution:
Assumed public offering price per common share		$1.44
Net tangible book value per share as of June 30, 2020	$0.32
Increase per share attributable to this offering	$0.04
Adjusted net tangible book value per share as of June 30, 2020		$0.36
Dilution per share attributable to this offering		$1.08
The foregoing calculations are based on 187,573,671 common shares outstanding as of June 30, 2020 and exclude (i) 2,707,049 common shares issuable upon the exercise of outstanding stock options having a weighted average exercise price of $0.71 per share and (ii) 1,834,481 common shares issuable upon of redemption of outstanding restricted stock units having a weighted-average grant date fair value of $0.61 per unit.
The table above assumes for illustrative purposes that an aggregate of 7,152,778 common shares are sold during the term of the Sales Agreement at a price of $1.44 per share for aggregate gross proceeds of $10,300,000. In fact, the shares subject to the Sales Agreement will be sold, if at all, from time to time at prices that may vary. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.44 per share shown in the table above, assuming all of our common shares in the aggregate amount of $10,300,000 during the term of the Sales Agreement with B. Riley FBR is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.37 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.32 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.44 per share shown in the table above, assuming all of our common shares in the aggregate amount of $10,300,000 during the term of the Sales Agreement with B. Riley FBR is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.36 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
USE OF PROCEEDS
We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of proceeds we receive from this offering, if any, will depend upon the number of common shares sold and the market price at which they are sold.
We intend to use the net proceeds from this offering, after deducting the Agent’s commission and our offering expenses, for working capital and general corporate purposes.
Our management will have broad discretion in the application of the net proceeds of this offering.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of the principal Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) to a holder who acquires common shares on the date hereof as beneficial owner pursuant to this prospectus supplement and the accompanying prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such common shares as capital property, deals at arm’s length with the Company, is not affiliated with the Company and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the common shares in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere. Such Non-Residents Holders should consult their own tax advisors.
The common shares will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the common shares in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder has acquired or has been deemed to have acquired the common shares in a transaction or transactions considered to be an adventure in the nature of trade.
The term “US Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Tax Convention (1980) as amended, (the “Convention”), is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Convention. In some circumstances, income or gains earned by fiscally transparent entities (including limited liability companies) will be eligible for benefits under the Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.
This summary is based on the current provisions of the Tax Act, the current provisions of the Convention, and our understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof.
This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). However, no assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in common shares should consult their own tax advisors with respect to their own particular circumstances.
Currency Conversion
For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act.
Disposition of Common Shares
Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the common shares, nor will capital losses arising from the disposition be recognized under the Tax Act, unless the common shares constitute “taxable

Canadian property” and are not “treaty-protected property” (each as defined in the Tax Act) to the Non-Resident Holder at the time of disposition.
Provided the common shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE American) at the time of disposition, a common share generally will not constitute taxable Canadian property to a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition, the following two conditions have been met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm’s length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or a options in respect of, or interests in, or civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, a common share may also be deemed to be taxable Canadian property to a Non-Resident Holder in certain circumstances.
If the common shares are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares may not be subject to Canadian federal income tax under the Tax Act if, at the time of the disposition, the common shares constitute treaty-protected property of the Non-Resident Holder for purposes of the Tax Act. Common shares will generally be treaty-protected property of the Non-Resident Holder if the gain from the disposition of such shares would, because of an applicable income tax treaty or convention between Canada and the country of which the Non-Resident Holder is resident for purposes of such treaty or convention and in respect of which the Non-Resident Holder is entitled to receive benefits thereunder, be exempt from tax under Part I of the Tax Act.
In the event the common shares are, or are deemed to be, taxable Canadian property to the Non-Resident Holder but not treaty-protected property to the Non-Resident Holder at the time of a disposition or deemed disposition of the common shares (other than in a tax-deferred transaction or a disposition to the Company, subject to certain detailed exceptions in the Tax Act), , the Non-Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition of the common shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the common shares to the Non-Resident Holder.
One-half of any such capital gain (a “taxable capital gain”) realized by a Non-Resident Holder in a taxation year will be included in computing such Non-Resident Holder’s income for that year. One-half of any capital loss (an “allowable capital loss”) realized by a Non-Resident Holder in a taxation year must generally be deducted against taxable capital gains realized by the Non-Resident Holder in that year from dispositions of taxable Canadian property. Allowable capital losses from dispositions of taxable Canadian property not deductible in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years from dispositions of taxable Canadian property, to the extent and under the circumstances set out in the Tax Act.
A Non-Resident Holder whose common shares may be taxable Canadian property should consult with and rely upon its own tax advisors with respect to the Canadian income tax consequences of the disposition, including the potential requirement to file a Canadian income tax return depending on their particular circumstances.
Dividends on Common Shares
Under the Tax Act, dividends on shares paid or credited or deemed to be paid or credited to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This Canadian withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following is a discussion of certain material U.S. federal income tax consequences applicable to U.S. Holders (as defined below) of acquiring, owning, and disposing of our common shares. This discussion does not purport to be a comprehensive description of all of the U.S. tax considerations that may be relevant to a particular investor’s decision to acquire the common shares, including any state, local or non-U.S. tax consequences of acquiring, owning, and disposing of common shares. This discussion applies only to those U.S. Holders that hold common shares as capital assets for U.S. tax purposes (generally, for investment and not in connection with the carrying on of a trade or business) and does not address all aspects of U.S. federal income tax law that may be relevant to investors that are subject to special or different treatment under U.S. federal income tax law (including, for example, a holder liable for the alternative minimum tax or a holder that actually or constructively owns 10% or more by voting power or value of our common shares). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury regulations, published rulings and other administrative guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as in effect on the date hereof. These laws are subject to change or differing interpretation by the IRS or a court, possibly on a retroactive basis. This discussion also assumes that the Company is not, and will not become, a controlled foreign corporation (“CFC”) as defined for U.S. federal income tax purposes.
As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the common shares, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the common shares that is a partnership and partners in such a partnership should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning, or disposing of common shares, particularly in light of recent U.S. tax reform.
Distributions
Subject to the passive foreign investment company rules discussed below, should a distribution be made, a U.S. Holder must include in gross income as dividend income the gross amount of any distribution paid on the common shares (including the amount of any non-U.S. taxes withheld from such amount), to the extent such distribution is paid out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will first be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the common shares and thereafter as gain from the sale or exchange of common shares. See “Sale, Exchange, or Other Disposition of Common Shares” below.
Dividends received by U.S. Holders that are individuals, estates, or trusts will be taxed at preferential rates if such dividends meet the requirements of “qualified dividend income.” Dividends that fail to meet such requirements, and dividends received by corporate U.S. Holders, are taxed at ordinary income rates. In order for dividends to qualify as “qualified dividend income,” the distributing entity must be considered a “qualified foreign corporation” and certain other requirements must be met. While we believe the Company is a qualified foreign corporation, a dividend received by a U.S. Holder will not be qualified dividend income if the Company is a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year. See the discussion below regarding our passive foreign investment company status under “Passive Foreign Investment Company Rules.” In the case of a corporate U.S. Holder, dividends received generally will not be eligible for the dividends-received deduction.
Dividends paid on the common shares will generally be treated as foreign source income for U.S. foreign tax credit purposes. Foreign tax credits are generally subject to various classifications and other limitations. The rules relating to computing foreign tax credits are complex. U.S. Holders should consult their own tax advisors to determine the foreign tax credit implications of owning common shares.
Sale, Exchange, or Other Disposition of Common Shares
Subject to the passive foreign investment company rules discussed below, a U.S. Holder that sells or otherwise disposes of the common shares will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (i) the U.S. dollar value of the amount realized on the sale or disposition and (ii) the tax basis, determined in U.S. dollars, of such common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of sale, exchange, or other disposition. Long-term capital gains of individuals are generally subject to preferential maximum U.S. federal income tax rates if applicable holding period requirements are met by the U.S. Holder. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Passive Foreign Investment Company Rules
If the Company is considered a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes at any time during a U.S. Holder’s holding period, then certain potentially adverse tax consequences apply to such U.S. Holder’s acquisition, ownership, and disposition of common shares. In general, a non-U.S. corporation will be a PFIC in any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income for the taxable year is passive income; or (2) at least 50% of the average value (determined on a quarterly basis) of its assets is attributable to assets that produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), and the excess of gains over losses from the disposition of certain assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and receiving directly its proportionate share of the other corporation’s income.
We believe that we likely were a PFIC for U.S. federal income tax purposes during the fiscal year ended December 31, 2019, and we expect that we will be a PFIC in the current year and that we may be a PFIC in future years. The determination of whether or not the Company is a PFIC is a factual determination dependent on a number of factors that cannot be made until the close of the applicable tax year. Accordingly, no assurances can be given regarding the Company’s PFIC status for the current year or any future year. The Company’s status as a PFIC can have significant adverse tax consequences for a U.S. Holder if we are a PFIC for any year during such U.S. Holder’s holding period.
A U.S. Holder that holds common shares while the Company is a PFIC may be subject to increased tax liability upon the sale, exchange, or other disposition of the common shares or upon the receipt of certain distributions, regardless of whether the Company is a PFIC in the year in which such disposition or distribution occurs. These adverse tax consequences include:
(a)
“Excess distributions” by the Company are subject to the following special rules. An excess distribution generally is the excess of the amount a PFIC distributes to a shareholder during a taxable year over 125% of the average amount it distributed to the shareholder during the three preceding taxable years or, if shorter, the part of the shareholder’s holding period before the taxable year. Distributions with respect to the common shares during the taxable year to a U.S. Holder that are excess distributions must be allocated ratably to each day of the U.S. Holder’s holding period. The amounts allocated to the current taxable year and to taxable years prior to the first year in which the Company was classified as a PFIC are included as ordinary income in a U.S. Holder’s gross income for that year. The amount allocated to each other prior taxable year is taxed as ordinary income at the highest tax rate in effect for the U.S. Holder in that prior year (without offset by any net operating loss for such year) and the tax is subject to an interest charge at the rate applicable to deficiencies in income taxes (the “special interest charge”).
(b)
The entire amount of any gain realized upon the sale or other disposition of the common shares will be treated as an excess distribution made in the year of sale or other disposition and as a consequence will be treated as ordinary income and, to the extent allocated to years prior to the year of sale or disposition, will be subject to the special interest charge described above.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
While there are certain U.S. federal income tax elections (described below) that can be made to mitigate the adverse tax consequences described above such elections are only available in limited circumstances and must be made in a timely manner. These rules are very complex and U.S. Holders are urged to consult their own tax advisers regarding the potential of making an election to mitigate the adverse consequences described above of the Company being classified as a PFIC.
Qualifying Electing Fund (“QEF”) Election. A U.S. Holder of stock in a PFIC, including the Company, may make a QEF election with respect to such PFIC to elect out of the tax treatment discussed above. Generally, a QEF election should be made with the filing of a U.S. Holder’s U.S. federal income tax return for the first taxable year for which both (i) the U.S. Holder holds common shares, and (ii) the Company was a PFIC. A U.S. Holder that timely makes a valid QEF election with respect to a PFIC will generally include in gross income for a taxable year (i) as ordinary income, such holder’s pro rata share of the Company’s ordinary earnings for the taxable year, and (ii) as long-term capital gain, such holder’s pro rata share of the Company’s net capital gain for the taxable year, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.
However, the QEF election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. There can be no assurances that the Company will provide U.S. Holders with the information required for them to make a QEF election.
Deemed Sale Election. If the Company is a PFIC for any year during which a U.S. Holder holds common shares, but the Company ceases in a subsequent year to be a PFIC, then a U.S. Holder may make a deemed sale election for such subsequent year in order to avoid any potential adverse PFIC tax treatment described above that would otherwise continue to apply because of the Company’s having previously been a PFIC. If such election is timely made, the U.S. Holder would be deemed to have sold the common shares held by the holder at their fair market value, and any gain from such deemed sale would be taxed as an excess distribution (as described above). The basis of the common shares would be increased by the gain recognized, and a new holding period would begin for the common shares for purposes of the PFIC rules. The U.S. Holder would not recognize any loss incurred on the deemed sale, and such a loss would not result in a reduction in basis of the common shares. After the deemed sale election, the U.S. Holder’s common shares with respect to which the deemed sale election was made would not be treated as shares in a PFIC, unless the Company subsequently becomes a PFIC.
Mark-to-Market Election.Alternatively, a U.S. Holder of “marketable stock” (as defined in the applicable Treasury regulations) in a PFIC may make a mark-to-market election for such stock to elect out of the adverse PFIC tax treatment discussed above. If a U.S. Holder makes a mark-to-market election for shares of marketable stock, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the shares as of the close of the holder’s taxable year over the holder’s adjusted basis in such shares. A U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the shares included in the holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the shares, as well as to any loss realized on the actual sale or disposition of the shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such shares. A U.S. Holder’s basis in the shares will be adjusted to reflect any such income or loss amounts. However, the special interest charge and related adverse tax consequences described above for non-electing holders may continue to apply on a limited basis if the U.S. Holder makes the mark-to-market election after such holder’s holding period for the shares has begun.
Our common shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be treated as “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Because our common shares are regularly traded on TSX, the NYSE American, and the Frankfurt Stock Exchange, we anticipate that our common shares will be classified as “marketable stock.” No assurances can be given, however, that our common shares are or will be treated as marketable stock.
Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund). If we are a PFIC for any taxable year during which a U.S. Holder holds common shares, such U.S. Holder will be required to file an annual information report with such U.S. Holder’s U.S. Federal income tax return on IRS Form 8621.
The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares in the event the Company is a PFIC at any time during the holding period for such common shares.
Medicare Tax
A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified gross income for the taxable year over a certain threshold (which in the case of an individual will be $200,000 or $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include dividend income and net gains from the disposition of common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are urged to consult their own tax advisors regarding the applicability of the Medicare tax in respect of their investment in the common shares.
Disclosure Requirements for Specified Foreign Financial Assets
U.S. Holders (including certain domestic corporations, partnerships, and trusts that are considered formed or availed of for the purpose of holding, directly or indirectly, “specified foreign financial assets,” referred to as “specified domestic entities” in applicable United States Treasury regulations) that, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. The term “specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution, which may include common shares if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply with this reporting and filing requirement. U.S. Holders should consult their own tax advisors as to the possible application to them of these requirements.
Foreign Currency Transactions
Generally, amounts received by a U.S. Holder in foreign currency (including distributions paid in foreign currency to a U.S. Holder in connection with the ownership of common shares or on the sale, exchange, or other disposition of common shares) will be equal to the U.S. dollar value of such foreign currency based on the applicable exchange rate on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). The subsequent disposition of any foreign currency received (including an exchange for U.S. currency) will generally give rise to ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the foreign currency on the date it was received and the date of the subsequent disposition. Each U.S. Holder should consult its own tax adviser regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Information Reporting and Backup Withholding
Payments made within the United States or by a U.S. payor or U.S. middleman, of dividends on, and/or proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax (currently at a 24% rate) if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.
Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.
Acquiring, owning, or disposing of our common shares may have tax consequences under the laws of the United States and Canada that are not described in this prospectus supplement. Shareholders are solely responsible for determining the tax consequences applicable to their particular circumstances and should consult their own tax advisors concerning an investment in the Company’s common shares.

PLAN OF DISTRIBUTION
On August 31, 2020, we entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with the Agent, under which we may issue and sell common shares having aggregate sales proceeds of up to $10,300,000 from time to time through or to the Agent, as sales agent or principal. The form of the Sales Agreement will be filed as an exhibit to a report filed under the Exchange Act and incorporated by reference in this prospectus supplement. The Agent may sell the common shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell our common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of our common shares upon notice and subject to other conditions. The Agent will not engage in any transactions that stabilize the price of our common shares.
From time to time during the term of the Sales Agreement, we will notify the Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Sales Agreement, the Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement are subject to a number of customary conditions that we must meet. The obligation of the Agent under the Sales Agreement to sell shares pursuant to any notice is subject to a number of conditions, which the Agent reserves the right to waive in its sole discretion.
The Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which the Agent has sold common shares for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to the Agent in connection with the sale and the net proceeds to us from the sale of the shares.
Settlement for sales of common shares will occur on the second trading day following the date on which any sales are made or on such earlier day as is then industry practice for regular-way trading, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Agent a commission of 3% of the gross proceeds we receive from the sales of our common shares by the Agent. We have also agreed to pay various fees and expenses related to this offering, including certain of the Agent’s legal expenses up to $50,000 in the aggregate incurred in connection with entering into the transactions contemplated by the Sales Agreement and up to $10,000 in the aggregate, per calendar year, for ongoing diligence arising from the transactions contemplated by the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of common shares on our behalf hereunder, the Agent will be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against specified liabilities, including liabilities under the Securities Act.
The offering of common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement or (ii) the termination of the Sales Agreement by the Agent or us in accordance with the Sales Agreement.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

The Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making or stabilizing activities involving our common shares while the offering is ongoing under this prospectus supplement and the accompanying prospectus.
Notwithstanding the foregoing, the common shares offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada. No common shares will be sold on the TSX or on other trading markets in Canada as at the market distributions.
LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon by McCarthy Tétrault LLP, Vancouver, BC, on behalf of the Company. Certain U.S. legal matters will be passed upon for the Company by Hogan Lovells US LLP, Denver, Colorado, and for the Agent by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of the Company and management’s assessment of the effectiveness of the Company’s internal control over financial reporting included in the Annual Report on Form 10-K incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Davidson & Company LLP, Chartered Professional Accountants, of Vancouver, British Columbia, Canada (“Davidson & Company”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Davidson & Company are the Company’s auditors and have advised that they are independent from the Company within the meaning of the Code of Professional Conduct of Chartered Professional Accountants of British Columbia, Canada, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC. Davidson & Company is registered with the Public Company Accounting Oversight Board (United States).
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the common shares to be offered under this prospectus. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common shares to be offered under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying prospectus are a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.
Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the Company’s website at www.ithmines.com. Information on our website does not constitute a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement and the accompanying prospectus incorporate by reference information we have filed with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information in documents that is deemed not to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020;

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The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed on April 17, 2020;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 10, 2020, respectively;

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Our Current Reports on Form 8-K filed on May 29, 2020, June 1, 2020, and September 1, 2020; and

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The description of common shares contained in our Form 8-A, filed on August 25, 2010, as updated by the description of our common shares filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020, including any amendments or reports filed for the purpose of updating the description.

Any statement in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such statement.
You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:
International Tower Hill Mines Ltd.
Attention: Corporate Secretary
2300-1177 West Hastings Street
Vancouver, British Columbia, Canada V6E 2K3
(604) 683-6332

PROSPECTUS
$20,000,000
Common Shares
International Tower Hill Mines Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, of our common shares, no par value (“Common Shares”), up to an aggregate initial offering price of $20,000,000 (the foregoing, the “Securities”).
We may sell the Securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such Securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
This prospectus describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. Each time we sell Securities we will provide a prospectus supplement that will contain specific information about the terms of the Securities we are offering and the specific manner in which we will offer the Securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our Securities. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.
Our Common Shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “ITH” and on the NYSE American (“NYSE American”) under the symbol “THM.” On July 29, 2020, the last reported sale price of the Common Shares on the NYSE American was $1.70 per Common Share and on the TSX was C$2.27 per Common Share.
Investing in our Securities involves a high degree of risk. You should read “Risk Factors” beginning on page 1 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 11, 2020.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
As permitted by the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.” Before investing in the Securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “International Tower Hill Mines Ltd.,” “ITH,” the “Company,” “we,” “us” and “our” refer to International Tower Hill Mines Ltd., either alone or together with our subsidiaries as the context requires. When we refer to “shares” throughout this prospectus, we include all rights attaching to our Common Shares under any shareholder rights plan then in effect.
References in this prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell any combination of the Securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $20,000,000. This prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable, the number of Common Shares offered, the offering price and any other specific terms of the offering. A prospectus supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this prospectus.
A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to the Company or the Securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement or free writing prospectus.
Owning securities may subject you to tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.ithmines.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.
We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 10, 2020;

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those portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 8, 2020;

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our Current Reports on Form 8-K as filed with the SEC on May 29, 2020 and June 1, 2020, to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

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the description of our Common Shares contained in our Form 8-A filed on August 25, 2010, as updated by the description of our Common Shares filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:
International Tower Hill Mines Ltd.
Attention: Corporate Secretary
Suite 2300 — 1177 West Hastings Street
Vancouver, British Columbia, Canada V6E 2K3
(604) 683-6332

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES
International Tower Hill Mines Ltd. is a mineral exploration company engaged in the acquisition and exploration of mineral properties. As used in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves.
“Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.
Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations if such disclosure includes the grade or quality and the quantity for each category of mineral resource and mineral reserve; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.
The term “mineralized material” as used in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards. We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES
The Company currently holds or has the right to acquire interests in an advanced stage exploration project in Alaska referred to as the Livengood Gold Project (the “Livengood Gold Project” or the “Project”). Mineral resources that are not mineral reserves have no demonstrated economic viability. The preliminary assessments on the Project are preliminary in nature and include “inferred mineral resources” that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies. There is no certainty that such inferred mineral resources at the Project will ever be realized. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. Such forward-looking statements include, without limitation:
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the Company’s future cash requirements, the Company’s ability to meet its financial obligations as they come due, and the Company’s ability to be able to raise the necessary funds to continue operations on acceptable terms, if at all;

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the preparation, timing, costs and any anticipated contents of an updated pre-feasibility study for the Livengood Gold Project;

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the potential to improve the block model or production schedule at the Livengood Gold Project;

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the potential for opportunities to improve recovery or further reduce costs at the Livengood Gold Project;

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the Company’s ability to potentially include the results of the optimization process in a new or updated feasibility study or any future financial analysis of the Project, and the estimated cost of such optimization process;

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any statements regarding the timing and contents of a new pre-feasibility study on the Livengood Gold Project;

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the Company’s ability to carry forward and incorporate into future engineering studies of the Project updated mine design, production schedule, and recovery concepts identified during the optimization process;

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the potential for the Company to carry out an engineering phase that will evaluate and optimize the Project configuration and capital and operating expenses, including determining the optimum scale for the Project;

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the Company’s strategies and objectives, both generally and specifically in respect of the Livengood Gold Project;

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the Company’s belief that there are no known environmental issues that are anticipated to materially impact the Company’s ability to conduct mining operations at the Project;

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the potential for the expansion of the estimated resources at the Livengood Gold Project;

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the potential for a production decision concerning, and any production at, the Livengood Gold Project;

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the sequence of decisions regarding the timing and costs of development programs with respect to, and the issuance of the necessary permits and authorizations required for, the Livengood Gold Project;

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the Company’s estimates of the quality and quantity of the resources at the Livengood Gold Project;

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the timing and cost of any future exploration programs at the Livengood Gold Project, and the timing of the receipt of results therefrom;

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the expected reduction in overhead expenses; and

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future general business and economic conditions, including changes in the price of gold and the overall sentiment of the markets for public equity.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.
Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:
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the demand for, and level and volatility of the price of, gold;

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conditions in the financial markets generally, the overall sentiment of the markets for public equity, interest rates and currency rates;

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general business and economic conditions;

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government regulation and proposed legislation (and changes thereto or interpretations thereof);

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defects in title to claims, or the ability to obtain surface rights, either of which could affect the Company’s property rights and claims;

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the Company’s ability to secure the necessary services and supplies on favorable terms in connection with its programs at the Livengood Gold Project and other activities;

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the Company’s ability to attract and retain key staff, particularly in connection with the permitting and development of any mine at the Livengood Gold Project;

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the accuracy of the Company’s resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based;

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the timing of the ability to commence and complete planned work programs at the Livengood Gold Project;

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the timing of the receipt of and the terms of the consents, permits and authorizations necessary to carry out exploration and development programs at the Livengood Gold Project and the Company’s ability to comply with such terms on a safe and cost-effective basis;

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the ongoing relations of the Company with the lessors of its property interests and applicable regulatory agencies;

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the metallurgy and recovery characteristics of samples from certain of the Company’s mineral properties and whether such characteristics are reflective of the deposit as a whole;

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the continued development of and potential construction of any mine at the Livengood Gold Project property not requiring consents, approvals, authorizations or permits that are materially different from those identified by the Company; and

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the risks set forth under the caption “Risk Factors” herein and in our most recent Annual Report on Form 10-K and our other filings with the SEC.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

RISK FACTORS
An investment in our Securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference into the accompanying prospectus supplement before acquiring any of the Securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition or results of operations could be harmed. This could cause the trading price of our Common Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”
ABOUT INTERNATIONAL TOWER HILL MINES LTD.
International Tower Hill Mines Ltd. is a mineral exploration company engaged in the acquisition and exploration of mineral properties. The Company currently holds or has the right to acquire interests in an advanced stage exploration project in Alaska referred to as the “Livengood Gold Project” or the “Project”.
Since early 2008, the Company’s primary focus has been the exploration and advancement of the Livengood Gold Project and the majority of its resources have been directed to that end. In August 2010, the Company undertook a corporate spin-out arrangement transaction whereby all of its mineral property interests other than the Project were transferred to Corvus Gold Inc. and Corvus was spun out as an independent and separate public company. Since the completion of that transaction, the sole mineral property held by the Company has been the Livengood Gold Project and the Company has focused exclusively on the ongoing exploration and potential development of the Livengood Gold Project.
The head office and principal executive address of the Company is located at 1177 West Hastings Street, Suite 2300, Vancouver, British Columbia, Canada V6E 2K3, and its registered and records office is located at 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, Canada V6E 0C5, and our telephone number is (604) 683-6332. Our website is located at www.ithmines.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of the Securities.
We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
DILUTION
We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing Securities in an offering under this prospectus:
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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF COMMON SHARES
The following description of our Common Shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of the Company, as amended (the “Articles”), which are an exhibit to the registration statement of which this prospectus forms a part. We are incorporated in the Province of British Columbia, Canada and are subject to the Business Corporations Act (British Columbia).
Authorized Capital Shares
The Company is authorized to issue 500,000,000 Common Shares of which 187,573,671 are issued and outstanding as of July 15, 2020. The outstanding common shares are fully paid and nonassessable. No other classes of shares are currently authorized.
Dividend Rights and Liquidation Rights
Holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of the Company at its discretion from funds legally available therefor and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation.
Voting Rights
Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to cast one vote for each Common Share held. Holders of Common Shares do not have cumulative voting rights. A simple majority of votes cast on a resolution is required to pass an ordinary resolution; however, if the resolution is a special resolution two-thirds of the votes cast on the special resolution are required to pass it.
Other Rights and Preferences
There are no pre-emptive, subscription, conversion or redemption rights attached to the Common Shares nor do they contain any sinking or purchase fund provisions.
Considerations for Non-Resident Holders
There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company or affecting the remittance of dividends, interest and other payments to non-residents, except that the Investment Canada Act (Canada) may require review and approval by the Minister of Industry (Canada) of certain acquisitions of “control” of the Company by a “non-Canadian.” See “Certain Canadian Federal Income Tax Considerations for U.S. Holders” and “Certain U.S. Federal Income Tax Considerations for U.S. Holders” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under Part II. Item 5. Market For Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities for additional information.

DENOMINATIONS, REGISTRATION AND TRANSFER
Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by us for such purpose with respect to any issue of Securities referred to in a prospectus supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a prospectus supplement refers to any registrar or transfer agent designated by us with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.
In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

CERTAIN INCOME TAX CONSIDERATIONS
The applicable prospectus supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.
The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

PLAN OF DISTRIBUTION
We are registering the Securities with an aggregate offering price not to exceed $20,000,000, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.
We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

We may sell the Securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our Common Shares on the TSX, NYSE American, or any other exchange or market.
In connection with the sale of the Securities or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. We may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will bear all of the expenses of the offering of Securities.
We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities. Upon entering into any material arrangement with an underwriter or broker-dealer for the sale of the Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
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the name of the applicable seller;

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the Securities being offered;

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the terms of the offering;

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the names of the participating underwriters, broker-dealers or agents;

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any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

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the purchase price of the Securities and the proceeds to be received from the sale; and

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other material terms of the offering.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to our activities.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Securities under this prospectus, we may sell the Common Shares in compliance with the provisions of Regulation D under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or any independent broker or dealer will not be greater than eight percent (8%).

LEGAL MATTERS
McCarthy Tétrault LLP, Vancouver, British Columbia, Canada, has provided its opinion on the validity of the Securities offered by this prospectus.
EXPERTS
The consolidated financial statements of the Company included in the Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance on the report of Davidson & Company LLP, Chartered Professional Accountants, Vancouver, British Columbia, Canada, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

International Tower Hill Mines Ltd.
Up to $10,300,000
Common Shares

PROSPECTUS SUPPLEMENT

B. Riley FBR
September 1, 2020